Exhibit 99.2

       Second Quarter 2020 Investor Presentation

 2  sensient.com  FORWARD-LOOKING STATEMENTS  This document contains forward-looking statements that reflect management’s current assumptions and estimates of future economic circumstances, industry conditions, Company performance, and financial results. Forward-looking statements include statements in the future tense, statements referring to any period after June 30, 2020, and statements including the terms “expect,” “believe,” “anticipate,” and other similar terms that express expectations as to future events or conditions. Such forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors concerning the Company’s operations and business environment. Important factors that could cause actual results to differ materially from those suggested by these forward-looking statements and that could adversely affect the Company’s future financial performance include the following: the impact and uncertainty created by the ongoing COVID-19 pandemic, including, but not limited to, its effects on our employees, facilities, customers and suppliers, the availability and cost of raw materials and other supplies, logistics and transportation, governmental regulations and restrictions and general economic conditions; the pace and nature of new product introductions by the Company and the Company’s customers; the Company’s ability to anticipate and respondto changing consumer preferences and changing technologies; the Company’s ability to successfully implement its growth strategies; theoutcome of the Company’s various productivity-improvement and cost-reduction efforts and acquisition and divestiture activities; the success of the Company’s efforts to explore strategic alternatives for certain non-core product lines; the effectiveness of the Company’s past restructuring activities; changes in costs of raw materials, including energy; industry, regulatory, legal, and economic factors related to the Company’s domestic and international business; the effects of tariffs, trade barriers, and disputes; growth in markets for products in which the Company competes; industry and customer acceptance of price increases; actions by competitors; currency exchange rate fluctuations; and other factors included in “Risk Factors” in the Company's Annual Report on Form 10-K for the year ended December 31, 2019, the Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, and in other documents that the Company files with the SEC. The risks and uncertainties identified above are not the only risks the Company faces. Additional risks and uncertainties not presently known to the Company or that it currently believes to be immaterial also may adversely affect the Company. Should any known or unknown risks and uncertainties develop into actual events, these developments could have material adverse effects on our business, financial condition, and results of operations. This release contains time-sensitive information that reflects management’s best analysis only as of the date of this release. Except to the extent required by applicable laws, the Company does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied herein will not be realized.

 3  sensient.com  NON-GAAP FINANCIAL MEASURES  Within this document, the Company reports certain non-GAAP financial measures, including (1) adjusted revenue, adjusted operating income, adjusted net earnings, and adjusted diluted EPS (which exclude the results of the product lines divested or to be divested and the divestiture and other related costs), (2) percentage changes in revenue, operating income, diluted earnings per share, and adjusted EBITDA on an adjusted local currency basis (which eliminate the effects that result from translating its international operations into U.S. dollars, the results of product lines divested or to be divested, and the divestiture and other related costs), and (3) adjusted EBITDA (which excludes depreciation and amortization expense, non-cash share based compensation expense, the results of the product lines divested or to be divested and the divestiture and other related costs). The Company has included each of these non-GAAP measures in order to provide additional information regarding our underlying operating results and comparable year-over-year performance. Such information is supplemental to information presented in accordance with GAAP and is not intended to represent a presentation in accordance with GAAP. These non-GAAP measures should not be considered in isolation. Rather, they should be considered together with GAAP measures and the rest of the information included in this report. Management internally reviews each of these non-GAAP measures to evaluate performance on a comparative period-to-period basis and to gain additional insight into underlying operating and performance trends. The Company believes this information can be beneficial to investors for these same purposes. These non-GAAP measures may not be comparable to similarly titled measures used by other companies. Refer to “Non-GAAP Financial Measures” at the end of this document and on our website at www.sensient.com for reconciliations and additional information.

 4      sensient.com  Over 135 years of Industry Leadership  Established in 1882 as Meadow Springs DistilleryEvolved into Universal Foods as a diversified food and ingredients companyName changed to Sensient Technologies Corporation in 2000Today, we are a provider of advanced technologies, serving markets with strong growth profiles through delivery of customized solutions for food and beverages, pharmaceutical, personal care, and other applications.

 5      sensient.com  Innovative Technologies Creating Unique Solutions  Applications expertise and solutions-based sellingHigh impact relative to costTechnically-driven products that are difficult to replaceStrong consumer trendsOpportunities to grow organically and through M&A

 6      sensient.com  Focusing our portfolio and strengthening our commitment to the end markets  Investing in core focus areas of Flavors and Extracts, NaturalIngredients, Food and Pharmaceutical Colors, and Personal CareDivesting non-core product lines (inks, fragrances, and fruit prep product lines) where Sensient lacks scale to competeThe sale of these product lines solidifies our focus on core strategic businesses and improves the Company’s future growth profile

                           7  sensient.com          Global Revenue by Group  * 2019 Global Revenues include intercompany sales which are eliminated on a consolidated basis.  Color Group2019 Revenue: $535MCore Areas of Focus: Food and Pharmaceutical Colors and Personal CareFlavors and Fragrances Group2019 Revenue: $700MCore Areas of Focus: Flavors and Extracts, Natural Ingredients, and Other Flavor IngredientsAsia Pacific Group2019 Revenue: $118MCore Areas of Focus: Flavors and Colors for food and beverage

                           8  sensient.com          Global market leaderNatural color innovatorUnmatched innovation & applications expertise    Color Group

Color Overview



2019 Revenue $535 Million

Food & Beverage

(includes Pharmaceutical)

63% of 2019 Segment Revenue

LC Revenue	Change
Q2 '20	+2.4%
YTD '20	+3.4%

- Market trend toward natural colors in food and beverage
- Unique value proposition for Pharmaceutical customers includes colors, flavors, coatings, and extracts

Personal Care

30% of 2019 Segment Revenue

LC Revenue	Change
Q2 '20	(21.4%)
YTD '20	(10.3%)

- Demand for innovative products with multiple benefits
- Product line includes formulation aides and ingredients for color cosmetics, hair care, and skin care

Inks

7% of 2019 Segment Revenue

LC Revenue	Change
Q2 '20	(55.0%)
YTD '20	(31.1%)

- Completed divestiture in June 2020

** Local-currency (LC) revenue is a Non-GAAP metric, please see our GAAP to Non-GAAP Reconciliation at the end of this document.*

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 10    sensient.com  Flavors and Fragrances Group  Broad product offeringUnique ability to service global,regional, and local customersLeading technology platformsUnmatched applicationsexpertise

                         11    sensient.com  Flavors and Fragrances Overview  Flavors, Extracts, and Flavor Ingredients  54% of 2019 Segment Revenue      LC Revenue Change Q2 ’20 +3.8%YTD ’20 +1.5%  Opportunities for on trend products with extracts, taste modulation and natural flavors          2019 Revenue $700 Million      Natural Ingredients  31% of 2019 Segment Revenue      LC Revenue Change Q2 ’20 +9.2%YTD ’20 +10.8%  Leading provider of dehydrated onion, garlic, and other products  Fragrances  12% of 2019 Segment Revenue      LC Revenue Change Q2 ’20 +3.6%YTD ’20 +1.1%  Targeted for divestiture  Yogurt Fruit Prep  3% of 2019 Segment Revenue      LC Revenue ChangeQ2 ’20 (40.2%)YTD ’20 (24.3%)  Targeted for divestitureDefinitive agreement signed in June 2020; anticipated closing in Q3 of 2020  * Local-currency (LC) revenue is a Non-GAAP metric. Please see our GAAP to Non-GAAP Reconciliation at the end of this document.

 12      sensient.com    Asia Pacific Group  Sensient’s sales of flavors and colors for Food & Beverage in the Asia Pacific markets are reported as a separate segment since they are managed on a geographic basisManufacturing capabilities in Australia, New Zealand, China, Japan, Philippines, Thailand, and India; R&D capabilities in Singapore, Thailand, and ChinaAnnual revenues of $118 million and operating income of $19 million in 2019Strong long-term growth potential

2020 Q2 Highlights



Flavors & Fragrances Group sales were up solidly, driven by strong sales in Natural Ingredients and continued growth in finished flavors and extracts

Food & Beverage Color sales were up 2.4% in the quarter and 3.4% year-to-date in local currency

Color Group sales were down in the quarter due to lower demand for makeup in the Personal Care business, which is in line with the market

Asia Pacific Group revenue declined due to COVID-19; however, profit grew double-digits

Divested Inks business in June and signed a definitive agreement for the sale of the yogurt fruit prep product line in June (anticipated closing Q3 of 2020)

*Local-currency revenue is a Non-GAAP metric. Please see our GAAP to Non-GAAP Reconciliation at the end of this document and on our website at www.sensient.com.

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2020 Segment Results



Local Currency Adjusted Revenue*

	Q2	YTD
Color	(5.1%)	(1.1%)
Flavors & Fragrances	5.7%	4.6%
Asia Pacific	(1.4%)	3.5%

Local Currency Adjusted Operating Income*

	Q2	YTD
Color	(11.9%)	(5.5%)
Flavors & Fragrances	8.0%	(4.1%)
Asia Pacific	16.4%	17.8%

Color Group second quarter revenue decreased due to lower volume in makeup in Personal Care offsetting continued growth in Food & Beverage Colors. Operating income declined as COVID impacts resulted in substantially lower volumes in Personal Care.

Flavors & Fragrances Group reported higher revenue in the quarter as a result of solid sales in Natural Ingredients and a continued increase in sales of finished flavors and extracts. Operating income was up as a result of the higher volumes and the realization of the benefits from ongoing cost controlefforts.

Asia Pacific Group second quarter revenue declined dueto COVID impacts in certain geographies. Operating income improved substantially due to product mix and the Group's cost control plans yielding results.

** Local-currency adjusted revenue and adjusted operating income are Non-GAAP metrics. Please see our GAAP to Non-GAAP Reconciliation at the end of this document.*

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2020 Q2 Consolidated Results



	Q2	YTD
Local Currency Adjusted Revenue*	Flat	+1.6%
Local Currency Adjusted Operating Income*	(11.8%)	(9.4%)
Local Currency Adjusted Diluted EPS*	(9.9%)	(7.6%)
Local Currency Adjusted EBITDA*	(4.3%)	(4.4%)

Q2 consolidated revenue decreased due to lower sales in makeup in Personal Care. COVID also impacted sales in LATAM, Europe, and Asia. The sales declines were offset by continued strength in Natural Ingredients, Food & Beverage Colors, and finished flavors and extracts.

Q2 consolidated operating income was down versus prior year due to the significantly lower volume in makeup in Personal Care and higher year-over-year Corporate expenses.

SENSIENT®

** Local-currency adjusted revenue, adjusted operating income, adjusted diluted EPS, and adjusted EBITDA are Non-GAAP metrics. Please see our GAAP to Non-GAAP Reconciliation at the end of this document and on our website at www.sensient.com.*

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                         16    sensient.com  Capital Allocation  Prioritize ROI capital projects  Maintain dividend payout ratio  Debt reduction to maintain targeted leverage  Maintain financial flexibility to pursue M&A  Excess capital returned to shareholdersthrough opportunistic share repurchases                                                        $137  $177  $50  $87  $77  $48  $48  $50  $54  $57  $62  $79  $80  $81  $56  $51  $39  $8  $31  $25  $9  $87  $-  $50  $100  $150  $200  $250  $300  $350  2014  2015  2016  2017  2018  2019  DOLLARS IN MILLIONS        Share Repurchase    Acquisitions  Dividends    Debt Repayments  Capital Expenditures

2020 Financial Outlook



	Previous Guidance		Current Guidance	
Diluted EPS (GAAP)	**$1.85**	**$2.15**	**$2.10**	**$2.35**
Divestiture & Other Costs and Operational Result of Divested Operations	0.65	0.55	0.40	0.35
Foreign Currency Impact	0.10	0.10	0.10	0.10
Adjusted Diluted EPS in Local Currency	**$2.60**	**$2.80**	**$2.60**	**$2.80**

Metric	Guidance	
Adjusted Local Currency Revenue	Low to mid-single digit growth	• Excludes revenue of product lines divested or to be divested
Adjusted Operating Income	Flat to down low-single digits	• Excludes divestiture and other related costs • Excludes results of operations of product lines divested or to be divested • Lower than prior year due to higher non-cash stock compensation expense
Adjusted EBITDA	Low to mid-single digit growth	• Excludes divestiture and other related costs • Excludes results of operations of product lines divested or to be divested

The 2020 outlook, on an adjusted basis, provided above excludes the results of operations for the product lines we have divested or are planning to divest. Because it is uncertain when these divestitures will be consummated, it is difficult to predict their impact to our full year results.

For reference, the product lines identified divested or to be divested represented approximately $140 million in 2019 annual revenue and approximately $2 million of 2019 annual operating income.

SENSIENT®

** Local-currency adjusted revenue, adjusted operating income, adjusted diluted EPS, and adjusted EBITDA are Non-GAAP metrics. Please see our GAAP to Non-GAAP Reconciliation at the end of this document and on www.sensient.com.*

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 18    sensient.com  Why Invest?    Strong competitive position‘Sticky’ business (& low portion of customer costs) Global presenceExposure to stable and growing markets Focused on improving returns and on growth

Non-GAAP Financial Measures

Non-GAAP Financial Measures

Within the following tables, the Company reports certain non-GAAP financial measures, including: (1) adjusted revenue, adjusted operating income, adjusted net earnings, and adjusted diluted EPS (which exclude the results of the product lines divested or to be divested and the divestiture and other related costs), (2) percentage changes in revenue, operating income, diluted earnings per share, and adjusted EBITDA on an adjusted local currency basis (which eliminate the effects that result from translating its international operations into U.S. dollars, the results of product lines divested or to be divested, and the divestiture and other related costs), and (3) adjusted EBITDA (which excludes depreciation and amortization expense, non-cash share based compensation expense, the results of the product lines divested or to be divested and the divestiture and other related costs)

The Company has included each of these non-GAAP measures in order to provide additional information regarding the underlying operating results and comparable period-over-period performance. Such information is supplemental to information presented in accordance with GAAP and is not intended to represent a presentation in accordance with GAAP. These non-GAAP measures should not be considered in isolation. Rather, they should be considered together with GAAP measures and the rest of the information included in this report and the Company's SEC filings. Management internally reviews each of these non-GAAP measures to evaluate performance on a comparative period-to-period basis and to gain additional insight into underlying operating and performance trends, and the Company believes the information can be beneficial to investors for the same purposes. These non-GAAP measures may not be comparable to similarly titled measures used by other companies.

	Three Months Ended June 30, 2020	Three Months Ended June 30, 2019	Six Months Ended June 30, 2020	Six Months Ended June 30, 2019
Revenue (GAAP)	$ 323,090	$ 339,186	$ 673,767	$ 686,699
Revenue of the product lines divested or to be divested	(28,217)	(36,356)	(64,802)	(75,377)
Adjusted revenue	$ 294,873	$ 302,830	$ 608,965	$ 611,322
Operating income (GAAP)	$ 42,125	$ 47,368	$ 76,686	$ 96,788
Divestiture & other related costs – Cost of products sold	1,749	-	1,939	-
Divestiture & other related costs (income) – Selling and administrative expenses	(3,276)	-	8,377	-
Operating income of the product lines divested or to be divested	(331)	(345)	(1,716)	(377)
Adjusted operating income	$ 40,267	$ 47,023	$ 85,286	$ 96,411
Net earnings (GAAP)	$ 30,620	$ 34,331	$ 51,393	$ 67,138
Divestiture & other related costs (income), before tax	(1,527)	-	10,316	-
Tax impact of divestiture & other related costs	509	-	(425)	-
Net earnings of the product lines divested or to be divested, before tax	(331)	(345)	(1,716)	(377)
Tax impact of the product lines divested or to be divested	203	105	500	116
Adjusted net earnings	$ 29,474	$ 34,091	$ 60,068	$ 66,877
Diluted earnings per share (GAAP)	$ 0.72	$ 0.81	$ 1.21	$ 1.59
Divestiture & other related costs, net of tax	(0.02)	-	0.23	-
Result of operations of the product lines divested or to be divested, net of tax	-	(0.01)	(0.03)	(0.01)
Adjusted diluted earnings per share	$ 0.70	$ 0.81	$ 1.42	$ 1.58

EPS Calculations may not foot due to rounding differences

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Non-GAAP Financial Measures (Cont'd)

The following table summarizes the percentage change in the 2020 results compared to the 2019 results for the corresponding periods:

	Three Months Ended June 30, 2020				Six Months Ended June 30, 2020			
Revenue	Total	Foreign Exchange Rates	Product Lines Divested or to be Divested	Adjusted Local Currency	Total	Foreign Exchange Rates	Product Lines Divested or to be Divested	Adjusted Local Currency
Flavors & Fragrances	1.9%	(2.0%)	(1.8%)	5.7%	1.8%	(1.5%)	(1.3%)	4.6%
Color	(12.7%)	(4.4%)	(3.2%)	(5.1%)	(6.4%)	(3.3%)	(2.0%)	(1.1%)
Asia Pacific	(3.9%)	(2.5%)	0.0%	(1.4%)	1.4%	(2.1%)	0.0%	3.5%
Total Revenue	**(4.7%)**	**(2.9%)**	**(1.8%)**	**0.0%**	**(1.9%)**	**(2.3%)**	**(1.2%)**	**1.6%**
Operating Income								
Flavors & Fragrances	13.5%	(1.3%)	6.8%	8.0%	1.0%	(1.1%)	6.2%	(4.1%)
Color	(20.1%)	(3.7%)	(4.5%)	(11.9%)	(10.6%)	(3.0%)	(2.1%)	(5.5%)
Asia Pacific	15.4%	(0.9%)	(0.1%)	16.4%	17.7%	0.0%	(0.1%)	17.8%
Corporate & Other	62.6%	0.0%	(32.1%)	94.7%	123.4%	0.0%	80.1%	43.3%
Total Operating Income	**(11.1%)**	**(2.9%)**	**3.6%**	**(11.8%)**	**(20.8%)**	**(2.3%)**	**(9.1%)**	**(9.4%)**
Diluted Earnings Per Share	**(11.1%)**	**(2.5%)**	**1.3%**	**(9.9%)**	**(23.9%)**	**(2.5%)**	**(13.8%)**	**(7.6%)**
Adjusted EBITDA	**(6.7%)**	**(2.4%)**	**N/A**	**(4.3%)**	**(6.3%)**	**(1.9%)**	**N/A**	**(4.4%)**

** Local-currency adjusted revenue, adjusted operating income, adjusted diluted EPS, and adjusted EBITDA are Non-GAAP metrics. Please see our GAAP to Non-GAAP Reconciliation at the end of this document and on our website at www.sensient.com.*

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Non-GAAP Financial Measures (Cont'd)

The following table summarizes the percentage change in the 2020 results compared to the 2019 results for the corresponding periods:

	Three Months Ended June 30, 2020			Six Months Ended June 30, 2020		
Revenue	Total	Foreign Exchange Rates	Local Currency	Total	Foreign Exchange Rates	Local Currency
Flavors, Extracts and Flavor Ingredients	1.2%	(2.6%)	3.8%	(0.4%)	(1.9%)	1.5%
Natural Ingredients	9.2%	0.0%	9.2%	10.8%	0.0%	10.8%
Fragrances	(0.4%)	(4.0%)	3.6%	(2.4%)	(3.5%)	1.1%
Yogurt Fruit Prep	(40.2%)	0.0%	(40.2%)	(24.3%)	0.0%	(24.3%)
Flavors & Fragrances Group	**1.9%**	**(2.0%)**	**3.9%**	**1.8%**	**(1.5%)**	**3.3%**
Food & Beverage and Pharmaceutical	(2.0%)	(4.4%)	2.4%	0.1%	(3.3%)	3.4%
Personal Care	(24.8%)	(3.4%)	(21.4%)	(13.2%)	(2.9%)	(10.3%)
Inks	(62.1%)	(7.1%)	(55.0%)	(35.2%)	(4.1%)	(31.1%)
Color Group	**(12.7%)**	**(4.4%)**	**(8.3%)**	**(6.4%)**	**(3.3%)**	**(3.1%)**
Asia Pacific	**(3.9%)**	**(2.5%)**	**(1.4%)**	**1.4%**	**(2.1%)**	**3.5%**
Total revenue including product lines divested or to be divested	**(4.7%)**	**(2.9%)**	**(1.8%)**	**(1.9%)**	**(2.3%)**	**0.4%**

SENSIENT®

** Local-currency revenue is a Non-GAAP metric. Please see our GAAP to Non-GAAP Reconciliation at the end of this document and on our website at www.sensient.com.*

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22    sensient.com  Q2 Divested Operations  Results by Segment  Revenue   2020     Product Linesdivested or to be divested    Adjusted 2020    2019    Product Linesdivested or to be divested    Adjusted 2019  Flavors & Fragrances  $ 183,611    $ (24,742)    $ 158,869    $ 180,134    $ (27,295)    $ 152,839  Color  121,296    (3,501)    117,795    138,912    (9,134)    129,778  Asia Pacific  27,873    (213)    27,660    29,002    (218)    28,784  Intersegment elimination   (9,690)     239      (9,451)     (8,862)     291      (8,571)  Consolidated   $ 323,090      $ (28,217)     $ 294,873      $ 339,186      $ (36,356)     $ 302,830   Operating Income                        Flavors & Fragrances  $ 22,752    $ (1,619)    $ 21,133    $ 20,050    $ (195)    $ 19,855  Color  22,263    1,347    23,610    27,877    (95)    27,782  Asia Pacific  4,849    (59)    4,790    4,201    (55)    4,146  Corporate & Other   (7,739)     (1,527)     (9,266)     (4,760)     -      (4,760)  Consolidated   $ 42,125      $ (1,858)     $ 40,267      $ 47,368      $ (345)     $ 47,023    Three Months Ended June 30,

 23    sensient.com  YTD Divested Operations  Results by Segment  Revenue   2020     Product Linesdivested or to be divested    Adjusted 2020    2019    Product Linesdivested or to be divested    Adjusted 2019  Flavors & Fragrances  $ 370,109    $ (52,187)    $ 317,922    $ 363,687    $ (56,101)    $ 307,586  Color  264,791    (12,573)    252,218    282,791    (19,414)    263,377  Asia Pacific  58,322    (334)    57,988    57,521    (326)    57,195  Intersegment elimination   (19,455)     292      (19,163)     (17,300)     464      (16,836)  Consolidated   $ 673,767      $ (64,802)     $ 608,965      $ 686,699      $ (75,377)     $ 611,322   Operating Income                        Flavors & Fragrances  $ 43,623    $ (2,837)    $ 40,786    $ 43,175    $ (88)    $ 43,087  Color  51,927    1,214    53,141    58,076    (205)    57,871  Asia Pacific  9,908    (93)    9,815    8,419    (84)    8,335  Corporate & Other   (28,772)     10,316      (18,456)     (12,882)     -      (12,882)  Consolidated   $ 76,686      $ 8,600      $ 85,286      $ 96,788      $ (377)     $ 96,411    Six Months Ended June 30,

                           24  sensient.com